EXHIBIT 4.2

Indenture, dated as of April 17, 2001, and all exhibits and schedules thereto, by and between CRIIMI MAE Inc. and Wells Fargo Bank Minnesota, National Association, as trustee relating to the Series A Notes is incorporated herein by reference to Exhibit T3C to Amendment No. 2 to Form T-3 relating to Series A Notes Indenture filed with the SEC on April 13, 2001.

EXHIBIT 4.3

Indenture, dated as of April 17, 2001, and all exhibits and schedules thereto, by and between CRIIMI MAE Inc. and Wells Fargo Bank Minnesota, National Association, as trustee relating to the Series A Notes is incorporated herein by reference to Exhibit T3C to Amendment No. 2 to Form T-3 relating to Series B Notes Indenture filed with the SEC on April 13, 2001.